Exhibit 10.7

Execution Copy

CONSENT AND SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 7, 2008 by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), KEY TRANSPORTATION SERVICES, INC., a Texas corporation (“Integres Sub”), INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation (“Integres” ; Borrower, Holdings, Panther Sub, Integres Sub and Integres are collectively referred to herein as the “ Loan Parties” and each individually as a “Loan Party”), ANTARES CAPITAL CORPORATION, a Delaware corporation, as agent (together with its successors and assigns in such capacity, the “Agent”) for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”), and for itself as a Lender, and such Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (as the same has been amended pursuant to (a) that certain Consent, Waiver and First Amendment to Amended and Restated Credit Agreement dated as of July 21, 2006, (b) that certain Second Amendment to Amended and Restated Credit Agreement dated as of February 28, 2007, (c) that certain Consent and Third Amendment to Amended and Restated Credit Agreement dated as of March 20, 2007, (d) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of May 23, 2007 and (e) that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of November 29, 2007, and as the same hereafter may be further amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrower has informed Agent and the Lenders that Borrower wishes to purchase all of the outstanding equity interests of Elite Transportation Services, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability company (“Elite” ) pursuant to that certain Membership Unit Purchase Agreement of even date herewith (the “ Elite Purchase Agreement”) by and among Elite Sellers (as defined in the Credit Agreement after giving effect to this Amendment), Borrower, Holdings and Elite (such acquisition pursuant to the Elite Purchase Agreement, generally, the “Elite Acquisition”);

WHEREAS, in connection with the Elite Acquisition, Borrower intends to use the proceeds of the Sixth Amendment Incremental Term Loan (as defined below) for the purpose of (a) paying a portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and (b) working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Credit

Agreement;

WHEREAS, Borrower has requested that Agent and the Lenders (a) consent to the Elite Acquisition, (b) consent to Borrower’s use of proceeds of the Sixth Amendment Incremental Term Loan for the purposes of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Credit Agreement, and (c) agree to amend the Credit Agreement in certain respects as set forth herein; and

WHEREAS, Agent and the Lenders are willing to grant such consents and make such amendments, in each case subject to the terms, conditions and other provisions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Consent and Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, but subject to and in accordance with the terms of this Amendment, Agent and Lenders hereby:

(a) consent to the Elite Acquisition, notwithstanding the failure of Borrower to comply with clause (h) of the definition of “ Permitted Acquisition” within Section 11.1 of the Credit Agreement, and acknowledge that, from and after the effectiveness of such consent, the Elite Acquisition shall be deemed to be a “ Permitted Acquisition” ; and

(b) consent to Borrower’s use of proceeds of the Sixth Amendment Incremental Term Loan for the purposes of paying a portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Credit Agreement.

3. Amendments. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Amendment, the Credit Agreement is hereby amended as follows:

(a) Borrower and Lenders hereby agree that the outstanding principal balance of the Term Loan on the date hereof is $69,248,111.23 (the “Existing Term Loan”). Each Lender identified on Schedule 3(a) hereto severally and not jointly agrees, on the terms and subject to the conditions set forth herein, to lend to the Borrower on the Sixth Amendment Effective Date (as defined in the Credit Agreement after giving effect to this Amendment), the amount (such loan, the “Sixth Amendment Incremental Term Loan”) set forth opposite such Lender’s name in Schedule 3(a) hereto under the heading “ Sixth Amendment Incremental Term Loan” . Such loans shall be deemed to be made in addition to the Existing Term Loan and not in repayment thereof and shall constitute a part of the Term Loan for all purposes under the Credit Agreement and each Loan Document. Without limiting the generality of the foregoing, the loans made pursuant to this Section 3(a) shall (i) constitute Obligations under the Loan Documents and have all of the benefits thereof, (ii) have all of the rights, remedies, privileges and protections applicable to the Term Loan under the Credit Agreement and the other Loan Documents, (iii) be secured by the Liens granted to the Agent under any Collateral Document, (iv) be evidenced by Term Notes and (v) bear interest at rates applicable to the Term Loan under the Credit Agreement. After giving effect to the making of the Sixth Amendment Incremental Term Loan, on the Sixth Amendment Effective Date the principal amount of the Term Loan outstanding under the Credit Agreement shall be $74,248,111.23.

(b) Subsection 1.8(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(a) Scheduled Term Loan Payments. The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

Date of Payment:	Amount of Term Loan Payment:
March 31, 2006	$625,000.00
June 30, 2006	$625,000.00
September 30, 2006	$625,000.00
December 31, 2006	$625,000.00
March 31, 2007	$750,000.00
June 30, 2007	$862,359.55
September 30, 2007	$862,359.55
December 31, 2007	$839,371.04
March 31, 2008	$979,266.22
June 30, 2008	$979,266.22
September 30, 2008	$979,266.22
December 31, 2008	$1,049,973.30
March 31, 2009	$1,199,969.49
June 30, 2009	$1,199,969.49
September 30, 2009	$1,199,969.49
December 31, 2009	$1,199,969.49
March 31, 2010	$1,349,965.68
June 30, 2010	$1,349,965.68
September 30, 2010	$1,349,965.68
December 31, 2010	$1,349,965.68

Date of Payment:	Amount of Term Loan Payment:
March 31, 2011	$15,749,599.56
June 30, 2011	$15,749,599.56
September 30, 2011	$15,749,599.56
December 31, 2011	Remaining outstanding balance of Term Loan”

(c) Section 5.5 of the Credit Agreement hereby is amended by (i) deleting the word “and” immediately after clause (h), (ii) deleting the “.” immediately after clause (i) and substituting “; and” in lieu thereof and (iii) adding a new clause (j) immediately following clause (i) as follows:

“(j) unsecured Indebtedness of Borrower constituting (i) the Elite Deferred Payment incurred in connection with the Elite Acquisition in an aggregate amount not to exceed $3,000,000 and (ii) the Elite Earn-Out Obligation incurred in connection with the Elite Acquisition in an aggregate maximum potential amount not to exceed $8,120,000.”

(d) Section 5.7(b) of the Credit Agreement hereby is amended by deleting such subsection in its entirety and substituting the following therefor::

“(b) payment of performance bonuses to officers and employees, not to exceed $3,500,000 in the aggregate, pursuant to one or more agreements or plans, each in form and substance acceptable to the Agent (it being acknowledged and agreed that the terms and conditions specified on Exhibit 5.7 are acceptable to the Agent), and which agreements or plans will in any event contain the EBITDA targets set forth on Schedule 5.7; provided, that”

(e) The preamble to Section 5.11 of the Credit Agreement hereby is amended in its entirety to read as follows:

“5.11 Restricted Payments. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding, or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness, or any payment on account of the Integres Earn-Out Obligation, the Elite Deferred Payment or the Elite Earn-Out Obligation (the items described in clauses (i), (ii) and (iii) above are referred to as “ Restricted Payments” ); except that any Wholly-Owned Subsidiary of the

Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary, and except that the Borrower may, in each instance solely to the extent permitted under the Subordinated Loan Agreement:”

(f) Section 5.11 of the Credit Agreement hereby is further amended by (i) deleting the word “and” immediately after clause (g), (ii) deleting the “.” immediately after clause (h) and substituting “; and” in lieu thereof and (iii) adding new clause (i) immediately following clause (h) as follows:

“(i) pay, as and when due and payable, cash payments in amounts required to be paid pursuant to the terms of the Elite Deferred Payment and/or the Elite Earn-Out Obligation in accordance with the provisions of Sections 1.2(c) and 1.2(e) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date; provided, that all of the following conditions are satisfied at the time of the making of any Elite Deferred Payment and/or Elite Earn-Out Obligation:

(A) prior to the making of such payment, Agent shall have received (i) written notice from Borrower of Borrower’s desire to make such payment, (ii) a written calculation of such payment, together with all other deliveries made to or by Borrower or any of its Subsidiaries under the Elite Acquisition Agreement in respect thereof, and (iii) a certificate by a Responsible Officer stating Borrower and its Subsidiaries are in compliance with the terms hereof and of the Elite Acquisition Agreement in respect of the making of such payment;

(B) without limiting the foregoing, all events and conditions required for such payment under the terms of the Elite Acquisition Agreement to be due and payable shall have occurred and been satisfied (and no conditions thereof shall have been waived or modified without the prior written consent of Agent);

(C) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such payment;

(D) after giving effect to the making of such payment, the Loan Parties are in compliance on a pro forma basis with the financial covenants set forth in Article VI of the Credit Agreement (recomputed for the most recent quarter for which financial statements have been delivered in accordance with the terms of the Credit Agreement after giving effect thereto as if such payment was made during the period covered thereby); and

(E) after giving effect to the making of such payment, Availability is not less than $3,000,000.”

(g) Section 6.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“6.1 Capital Expenditures. The Borrower and its Subsidiaries shall not make or commit to make Capital Expenditures for any fiscal year (or shorter period commencing on the Restatement Effective Date) set forth below to exceed the amount set forth in the table below with respect to such fiscal year (or shorter period commencing on the Restatement Effective Date):

Fiscal Period	Capital Expenditure Limitation

For the fiscal December 31, 2006 year ending	$3,000,000

For the fiscal December 31, 2007 year ending	$2,750,000

For the fiscal December 31, 2008 year ending	$2,750,000

For the fiscal year ending December 31, 2009 and for each fiscal year thereafter	$2,500,000

“Capital Expenditures” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(h) Section 6.2 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.2 Senior Leverage Ratio. The Borrower shall not permit its Senior Leverage Ratio for the twelve month period ending on any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date	Maximum Senior Leverage Ratio
March 31, 2006	3.50 to 1.00
June 30, 2006	3.50 to 1.00
September 30, 2006	3.50 to 1.00
December 31, 2006	3.50 to 1.00

March 31, 2007	3.35 to 1.00
June 30, 2007	3.50 to 1.00
September 30, 2007	3.50 to 1.00

December 31, 2007	3.50 to 1.00

March 31, 2008	3.25 to 1.00
June 30, 2008	3.00 to 1.00
September 30, 2008	3.35 to 1.00
December 31, 2008	3.35 to 1.00

March 31, 2009	3.25 to 1.00
June 30, 2009	3.20 to 1.00
September 30, 2009	3.10 to 1.00
December 31, 2009	3.00 to 1.00

March 31, 2010	2.90 to 1.00
June 30, 2010	2.80 to 1.00
September 30, 2010	2.65 to 1.00
December 31, 2010 and	2.50 to 1.00
the last day of each fiscal quarter thereafter

“Senior Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(i) Section 6.3 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.3 Fixed Charge Coverage Ratio. The Borrower shall not permit its Fixed Charge Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Ratio

March 31, 2006	1.10 to 1.00
June 30, 2006	1.10 to 1.00
September 30, 2006	1.10 to 1.00
December 31, 2006	1.10 to 1.00

March 31, 2007	1.10 to 1.00
June 30, 2007	1.10 to 1.00
September 30, 2007	1.10 to 1.00
December 31, 2007	1.10 to 1.00

March 31, 2008	1.15 to 1.00
June 30, 2008	1.15 to 1.00
September 30, 2008 and

the last day of each fiscal quarter thereafter	1.10 to 1.00

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(j) Section 6.4 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.4 Interest Coverage Ratio. The Borrower shall not permit its Interest Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio

March 31, 2006	2.25 to 1.00
June 30, 2006	2.25 to 1.00
September 30, 2006	2.35 to 1.00
December 31, 2006	2.40 to 1.00

March 31, 2007	2.45 to 1.00
June 30, 2007	2.25 to 1.00
September 30, 2007	2.25 to 1.00
December 31, 2007	2.25 to 1.00

March 31, 2008	2.25 to 1.00
June 30, 2008	2.35 to 1.00
September 30, 2008	2.00 to 1.00
December 31, 2008	2.00 to 1.00

March 31, 2009	2.10 to 1.00
June 30, 2009	2.10 to 1.00
September 30, 2009	2.10 to 1.00
December 31, 2009	2.15 to 1.00

March 31, 2010	2.20 to 1.00
June 30, 2010 and the last day of each fiscal quarter thereafter	2.30 to 1.00

“Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(k) Section 11.1 of the Credit Agreement hereby is amended by substituting the following definitions of the terms set forth below in lieu of the current version of such definitions contained in Section 11.1 of the Credit Agreement:

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which was initially in the amount of $70,000,000, which amount shall be increased to $74,248,111.23 as of the Sixth Amendment Effective Date, in each case, as such amount may be reduced from time to time pursuant to this Agreement.”

““Applicable Margin” means

(a) for the period commencing on the Restatement Effective Date through August 4, 2006 [i.e., the fifth (5th) Business Day following the date of delivery of the monthly financial statements and the Compliance Certificate for June, 2006].

(i) with respect to Base Rate Loans, two and one-half percent (2.50%) per annum, and

(ii) with respect to LIBOR Rate Loans, three and three-quarters percent (3.75%) per annum;

(b) for the period commencing on August 4, 2006 through the Sixth Amendment Effective Date, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Leverage Ratio	LIBOR Margin	Base Rate Margin

Greater than 5.00 to 1.0	4.00%	2.75%

greater than 4.50 to 1.0, but less than or equal to 5.00 to 1.0	3.75%	2.50%

greater than 4.00 to 1.0, but less than or equal to 4.50 to 1.0	3.50%	2.25%

less than or equal to 4.00 to 1.0	3.00%	1.75%

; and

(c) thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Leverage Ratio	LIBOR Margin	Base Rate Margin

Greater than 4.25 to 1.0	5.25%	4.00%

greater than 3.75 to 1.0, but less than or equal to 4.25 to 1.0	5.00%	3.75%

less than or equal to 3.75 to 1.0	4.75%	3.50%

The Applicable Margin shall be adjusted from time to time upon delivery to the Agent of the monthly financial statements for the last month of each fiscal quarter and the Compliance Certificate required to be delivered pursuant to Section 4.1 hereof, in each case accompanied by a written calculation of the Leverage Ratio certified on behalf of the Borrower by a Responsible Officer as of the end of the fiscal month for which such financial statements are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the fifth (5th) Business Day following the date of delivery of such financial statements, Compliance Certificate and written calculation the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if the Borrower shall fail to deliver any such financial statements and Compliance Certificate for any such fiscal month by the date required pursuant to Section 4.1, then, at the Agent’s election, effective as of the date such financial statements and Compliance Certificate were to have been delivered, and continuing through the fifth (5th) Business Day following the date (if ever) when such financial statements, Compliance Certificate and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.”

““ LIBOR” means, for each Interest Period, the greater of (a) three percent (3%) per annum and (b) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.”

““Related Agreements” means, collectively, the Management Agreement,

the Subordinated Indebtedness Documents, the Panther Purchase Agreement, the Employment Agreements, the Sponsor Guaranty, the Repurchase Agreement, the Integres Acquisition Documents, the Elite Acquisition Documents and the Services Agreement.”

(l) Section 11.1 of the Credit Agreement hereby is further amended by inserting the following defined terms therein in appropriate alphabetical order:

““Elite” means Elite Transportation Services, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability company.”

““Elite Acquisition” means the acquisition by Borrower of all of the outstanding equity interests of Elite pursuant to the Elite Acquisition Agreement.”

““Elite Acquisition Agreement” means that certain Membership Unit Purchase Agreement by and among Borrower, Holdings, Elite Sellers and Elite, dated as of October 7, 2008.”

““Elite Acquisition Documents” means all documents, agreements and instruments executed by the Borrower and/or its Subsidiaries in connection with the consummation of the Elite Acquisition and shall include, without limitation, the Elite Acquisition Agreement.”

““Elite Deferred Payment” means the payment not to exceed an aggregate of $3,000,000 due to Elite Sellers by the Borrower pursuant to Section 1.2(c) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date.”

““Elite Earn-Out Obligation” means (a) the payment, if any, not to exceed an aggregate of $3,500,000 due to Elite Sellers by the Borrower pursuant to Section 1.2(e)(i) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date and (b) the payment, if any, not to exceed an aggregate of $4,620,000 due to Elite Sellers by the Borrower pursuant to Section 1.2(e)(ii) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date.”

““Elite Sellers” means the Persons listed on the signature pages to the Elite Acquisition Agreement as “ Members.””

““Sixth Amendment” means the Consent and Sixth Amendment to Credit Agreement dated as of the Sixth Amendment Effective Date among Holdings, the Borrower, Panther Sub, Integres, Integres Sub, Agent and the Lenders.”

““Sixth Amendment Effective Date” means October 7, 2008.”

(m) Schedule 1.1(a) to the Credit Agreement is hereby amended in its entirety and as so amended shall read as set forth on Schedule 1.1(a) hereto.

(n) Each of Schedules 3.2, 3.5, 3.7, 3.17, 3.24, 5.1, 5.5, 5.6, 5.7 and 5.9 to the Credit Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Schedules 3.2, 3.5, 3.7, 3.17, 3.24, 5.1, 5.5, 5.6, 5.7 and 5.9 hereto.

(o) Exhibit 4.2(b) to the Credit Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit 4.2(b) hereto.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent or concurrent:

(a) the execution and delivery of this Amendment by each of the Loan Parties, Agent and Required Lenders;

(b) delivery to Agent of the documents and other items identified in the Document Checklist, a copy of which is attached hereto as Exhibit A, all in form and substance reasonably satisfactory to Agent and Borrower;

(c) (i) the Elite Acquisition shall satisfy all of the conditions set forth in the definition of “ Permitted Acquisition” contained in Section 11.1 of the Credit Agreement (other than the conditions set forth in clause (h) thereof), (ii) the Elite Acquisition shall have been consummated in accordance with all material Requirements of Law and of the Elite Acquisition Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed), for a purchase price not to exceed (A) $4,500,000 payable solely in cash on the closing date of the Elite Acquisition, (B) $3,000,000 constituting the Elite Deferred Payment and (C) up to an aggregate amount of $8,120,000 (or such lesser amount as may be due and owing under the terms of the Elite Acquisition Agreement) constituting the Elite Earn-Out Obligation and (iii) Elite and Elite Sellers shall have fully performed all of the respective obligations to be performed by them under the Elite Acquisition Agreement;

(d) receipt by Agent on the Sixth Amendment Effective Date of a non-refundable amendment fee in the amount of $446,240.56, which fee is due and payable in full on the Sixth Amendment Effective Date and shall be distributed by Agent to Lenders signatory to this Amendment promptly after the Sixth Amendment Effective Date in accordance with such Lenders’ pro rata share of the Obligations; and

(e) receipt by Agent of evidence in form and substance reasonably satisfactory to Agent of the consent to the Elite Acquisition, and corresponding amendments to the Subordinated Loan Agreement, by the Subordinated Lenders.

5. Representations and Warranties. Each Loan Party, jointly and severally, hereby represents and warrants to Agent and each Lender as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Such Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment, the Elite Acquisition Agreement (in the case of the Borrower and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(c) the execution, delivery and performance by such Loan Party of this Amendment, the Elite Acquisition Agreement (in the case of the Borrower and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action;

(d) this Amendment, the Elite Acquisition Agreement (in the case of the Borrower and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) the Elite Acquisition is permitted pursuant to all material Requirements of Law and all material agreements, documents and instruments to which the Borrower is a party or by which any of its properties or assets are bound;

(f) the Elite Acquisition Agreement and all other documents, agreements and instruments executed in connection therewith collectively set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby;

(g) on the date hereof, each of the representations and warranties of the Loan Parties contained in the Elite Acquisition Agreement is true, correct and complete in all material respects;

(h) all material conditions precedent to the Elite Acquisition have been fulfilled or (with the prior written consent of the Agent and Required Lenders) waived, and the Elite Acquisition Agreement has not been amended or otherwise modified and there has been no breach of any material term thereof or condition thereto;

(i) no Default or Event of Default exists; and

(j) after giving effect to the Elite Acquisition, including the incurrence of Indebtedness in connection therewith, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.2 of the Credit Agreement, recomputed for the most recent month for which financial statements have been delivered.

6. Cash Management. Notwithstanding anything to the contrary set forth in the Loan Documents, the Borrower shall deliver, or cause to be delivered, to Agent, as soon as reasonably practicable, but in no event later than sixty (60) days following the Sixth Amendment Effective Date, either (a) account control agreements, each in form and substance reasonably satisfactory to Agent with regard to all deposit accounts and securities accounts of Elite, executed by Elite and the applicable financial institutions; provided that the aggregate amount of funds or securities on deposit in such accounts shall not exceed $65,000 at any time until such account control agreements shall be in effect, or (b) evidence of the closing of all such accounts, in form and substance reasonably satisfactory to Agent, and transfer of all funds and securities on deposit in such accounts to one or more deposit account(s) that are subject to a deposit account control agreement to which Agent is a party and which is in form and substance reasonably satisfactory to Agent.

7. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. The Credit Agreement and other Loan Documents remain unmodified and in full force and effect.

8. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement, including, without limitation, any Loan Document, shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

9. Counterparts. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and each other Loan Party and their successors and assigns and the Agent and the Lenders and their successors and assigns.

11. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

13. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

14. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

– Remainder of Page Intentionally Blank; Signature Page Follows –

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:		HOLDINGS:

PANTHER II TRANSPORTATION, INC., an Ohio corporation		PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ Roy Showman	By:	/s/ Roy Showman
Name:	Roy Showman	Name:	Roy Showman
Title:	CFO	Title:	CFO

PANTHER SUB:		INTEGRES:

PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc.		INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation

By:	/s/ Roy Showman	By:	/s/ Roy Showman
Name:	Roy Showman	Name:	Roy Showman
Title:	CFO	Title:	CFO

INTEGRES SUB:

KEY TRANSPORTATION SERVICES, INC., a Texas corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

Consent and Sixth Amendment to Credit Agreement

AGENT AND LENDERS:

ANTARES CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent

By:	/s/ Brian E. Sommerfeld
Name:	Brian E. Sommerfeld
Title:	Duly Authorized Signatory

Consent and Sixth Amendment to Credit Agreement

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Stephen F. Geimer
Name:	Stephen F. Geimer
Title:	Senior Vice President

By:	/s/ Stephen E. Kalmer
Name:	Stephen E. Kalmer
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John P. Wofford
Name:	John P. Wofford
Title:	Vice President

ORIX FINANCE CORP., as a Lender

By:	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Managing Director

BABSON CLO LTD. 2006-I, as a Lender

	By:	Babson Capital Management LLC, as Collateral Manager

By:	/s/ Stephen R.B. Rixham
Name:	Stephen R.B. Rixham
Title:	Director

BABSON CLO LTD. 2005-III, as a Lender

	By:	Babson Capital Management LLC, as Collateral Manager

	By:	/s/ Stephen R.B. Rixham
	Name:	Stephen R.B. Rixham
	Title:	Director

BABSON CLO LTD. 2005-II, as a Lender

	By:	Babson Capital Management LLC, as Collateral Manager

	By:	/s/ Stephen R.B. Rixham
	Name:	Stephen R.B. Rixham
	Title:	Director

BABSON CLO LTD. 2005-I, as a Lender

	By:	Babson Capital Management LLC, as Collateral Manager

	By:	/s/ Stephen R.B. Rixham
	Name:	Stephen R.B. Rixham
	Title:	Director

BABSON MID-MARKET CLO, LTD. 2007-II, as a Lender

By:	Babson Capital Management LLC, as Collateral Manager

By:	/s/ Stephen R.B. Rixham
Name:	Stephen R.B. Rixham
Title:	Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Lender

By:	Babson Capital Management LLC, as Investment Advisor

By:	/s/ Stephen R.B. Rixham
Name:	Stephen R.B. Rixham
Title:	Director

ANTARES FUNDING, L.P.

By:	The Bank of New York Trust Company, N.A., as Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999, as a Lender

	By:	/s/ Cynthia L. Davis
	Name:	CYNTHIA L. DAVIS
	Title:	VICE PRESIDENT

NAVIGATOR CDO 2003, LTD., as a Lender

By:	GE Asset Management Inc., as Collateral Manager

	By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

NAVIGATOR CDO 2005, LTD., as a Lender

By:	GE Asset Management Inc., as Collateral Manager

	By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

NAVIGATOR CDO 2006, LTD., as a Lender

By:	GE Asset Management Inc., as Collateral Manager

	By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

OFSI Fund II, LLC

By:	Orchard First Source Asset Management, LLC
Its:	attorney in fact

	By:	Orchard First Source Capital, Inc.
	Its:	attorney in fact

		By:	/s/ Ken A. Brown
		Name:	KEN A. BROWN
		Title:	DULY AUTHORIZED SIGNATORY

OFSI Fund III,Ltd.

By:	Orchard First Source Capital, Inc.
Its:	attorney in fact

By: /s/ Ken A. Brown
Name: Ken A. Brown
Title: DULY AUTHORIZED SIGNATORY

DE MEER MIDDLE MARKET CLO 2006-I, LTD., as a Lender

By:	/s/ Chris York
Name:	CHRIS YORK
Title:	VICE PRESIDENT

Pangaea CLO 2007-1 LTD

By:	/s/ Mark S. Maglaya
Name:	Mark S. Maglaya
Title:	Assistant Secretary

EXHIBIT A to Consent and Sixth Amendment

to Amended and Restated Credit Agreement

Closing Checklist

See attached

Consent and Sixth Amendment to Credit Agreement

CONSENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT

CLOSING AGENDA

for

$5,000,000 increase to credit facility

by and among

PANTHER II TRANSPORTATION, INC.,

as Borrower,

ANTARES CAPITAL CORPORATION,

in its individual capacity as a Lender and as Agent for all Lenders,

and

the other financial institutions from time to time

parties to the Credit Agreement

*    *    *

Closing Date: October 7, 2008

Capitalized terms used in this Closing Agenda shall have the meanings ascribed thereto in the Credit Agreement.

PARTIES

“Agent”	Antares, in its capacity as Agent for the Lenders
“Antares”	Antares Capital Corporation
“Borrower”	Panther II Transportation, Inc., an Ohio corporation
“Elite”	Elite Transportation Logistics, LLC, an Oregon limited liability company
“Lenders”	Antares and each other financial institution party to the Credit Agreement
“Purchasers”	York Street Mezzanine Partners, L.P., a Delaware limited partnership, York Street Mezzanine Partners II, L.P., a Delaware limited partnership, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company and CUNA Mutual Life Insurance Company
“Subordinated Lender”	Purchasers

I.	PRINCIPAL DOCUMENTS

1.	Consent and Sixth Amendment to Credit Agreement executed by Borrower, Elite and Agent

EXHIBITS
Exhibit A	-	Closing Checklist
Exhibit 4.2(b)	-	Compliance Certificate

SCHEDULES
Schedule 1.1(a)	-	Term Loan Commitments
Schedule 3(a)	-	Sixth Amendment Incremental Term Loan
Schedule 3.2	-	Capitalization
Schedule 3.5	-	Litigation
Schedule 3.7	-	ERISA
Schedule 3.17	-	Intellectual Property
Schedule 3.24	-	Material Contracts
Schedule 5.1	-	Liens
Schedule 5.5	-	Indebtedness
Schedule 5.6	-	Affiliate Transactions
Schedule 5.7	-	EBITDA Targets
Schedule 5.9	-	Contingent Obligations

2.	Acknowledgement of Earnout Payment Restriction executed by Borrower, Elite Sellers, Agent and Purchasers

II.	COLLATERAL DOCUMENTS

3.	Amended and Substituted Term Note executed by Borrower in favor of Antares

4.	Fee Letter executed by Borrower and Agent

5.	Reaffirmation of and Second Amendment to Subordination Agreement executed by Holdings, Borrower and its Subsidiaries, Subordinated Lenders and Agent

6.	Joinder to Guaranty executed by Elite in favor of Agent, for the benefit of the Lenders

7.	Pledge Agreement executed by Borrower pledging one hundred percent (100%) of the membership interests of Elite to Agent, for the benefit of the Lenders

a.	Acknowledgement by Elite

b.	Exhibit A Description of Pledged Securities

c.	Irrevocable Proxy executed by Borrower with respect to Elite

d.	Certificate number 12, representing 1,000,000 membership interests (100%) of Elite, together with undated Assignment Separate from Certificate executed in blank

8.	Joinder to Security Agreement executed by Elite in favor of Agent, for the benefit of the Lenders

Schedule I	- Locations of Offices and Assets
Schedule II	- Tradenames or Fictitious Business Names
Schedule III	- Copyrights
Schedule IV	- Patents
Schedule V	- Trademarks
Schedule VI	- List of Bank Accounts
Schedule VII	- Commercial Tort Claims

9.	Assignment of Acquisition Documents executed by Borrower, in favor of Agent, for the benefit of the Lenders

10.	Landlord Waivers regarding the following leased properties:

a.	7038 S. 220th Street, Kent, Washington

b.	26269 Research Road, Hayward, California

c.	11860 Community Road, Poway, California

d.	113700 Marina Point Drive, Marina Del Rey, California

e.	6600 NE 78th Court, Portland, Oregon

f.	13841 NE Airport Way, Portland, Oregon

11.	First Amendment to California Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing

Exhibit A             Legal Description

12.	First Amendment to Ohio Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing

Exhibit A             Legal Description

III.	UCC, STATE AND FEDERAL TAX LIEN AND JUDGMENT SEARCHES; UCC TERMINATION STATEMENTS; AND UCC FINANCING STATEMENTS

13.	UCC, State and Federal Tax Lien and Judgment Searches listed on Annex A hereto

14.	Intellectual Property Search Results

15.	Pre-Filing Authorization Letter from Elite

16.	UCC Financing Statements listed on Annex B hereto

17.	Post Filing Lien Searches

IV.	ANCILLARY DOCUMENTS; OPINION LETTERS

18.	Payoff Letters from the following:

a.	U.S. Bank, N.A.

b.	Greater Bay Bank, N.A.

19.	UCC termination statements as listed on the attached Annex C hereto

20.	Sixth Amendment Effective Date Notice of Borrowing

Schedule I Schedule II	Flow of Funds Wire Instructions

21.	Flow of Funds

22.	Sixth Amendment Effective Date Borrowing Base Certificate

23.	Sixth Restatement Effective Date Compliance Certificate demonstrating that, after giving effect to the Elite Acquisition, including the incurrence of Indebtedness in connection therewith, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.2 of the Credit Agreement, recomputed for the most recent month for which financial statements have been delivered

24.	Insurance policies/insurance certificates evidencing the addition of Elite as additional insureds to the liability, casualty and other insurance policies of the Borrower and naming Agent as loss payee and additional insured

25.	Opinion of Counsel to Elite in connection with the Loan Documents by Ropes & Gray LLP

26.	Ohio Local Counsel Opinion in connection with the Loan Documents by Squire Sanders & Dempsey LLP

27.	Oregon Local Counsel Opinion in connection with the Loan Documents by Cable Huston Benedict Haagensen and Lloyd LLP

28.	Opinion of Counsel to Sellers in connection with the Elite Acquisition, Cable Huston Benedict Haagensen and Lloyd LLP, including reliance language in favor of Agent

29.	Opinion of Counsel to Elite in connection with the Subordinated Indebtedness Documents by Ropes & Gray LLP, including reliance language in favor of Agent

30.	Second Amended and Restated Operating Agreement of Elite

31.	At least ten (10) Business Days prior to the consummation of the Elite Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of the Elite Acquisition) and (ii) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of Elite Acquisition

V.	ORGANIZATIONAL DOCUMENTS, RESOLUTIONS, AUTHORIZATIONS AND GOOD STANDING CERTIFICATES

32.	Elite Secretary’s Certificate certifying as to the following:

Exhibit A	Operating Agreement, including any amendments thereto
Exhibit B	Incumbency Signatures
Exhibit C	Resolutions re: LLC
Exhibit C	Resolutions re: Loan Documents and Related Transactions

33.	Elite Secretary’s Certificate certifying as to the following:

Exhibit A	Articles of Organization
Exhibit B	Certificate of Good Standing/Qualification to do Business in Oregon, Washington, California, Utah and Arizona

34.	Secretary’s Certificates from each of the following entities certifying no changes to previously delivered charters and bylaws and attaching incumbency signatures and resolutions re: loan documents and related transactions:

a.	Borrower

b.	Panther Expedited Services, Inc., a Delaware corporation

c.	Panther II, Inc., an Ohio corporation

d.	Integres Global Logistics, Inc., a Delaware corporation

e.	Key Transportation Services, Inc., a Texas corporation

35.	Certificate of Good Standing/Qualification to do Business of:

a.	Borrower

b.	Panther Expedited Services, Inc., a Delaware corporation

c.	Panther 11, Inc., an Ohio corporation

d.	Integres Global Logistics, Inc., a Delaware corporation

e.	Key Transportation Services, Inc., a Texas corporation

VI.	CERTIFICATION OF DOCUMENTS BY A RESPONSIBLE OFFICER OF BORROWER

36.	Elite Purchase Documents:

a.	Elite Membership Unit Purchase Agreement, with all exhibits and schedules thereto

b.	Employment Agreements

c.	Non-Compete Agreements

d.	Consent and Sixth Amendment to Note Purchase Agreement executed by Borrower and Subordinated Lenders

e.	Amendment No. 1 to Lease

f.	Side Letter

VII.	POST-CLOSING OBLIGATIONS

37.	Post-Closing Letter

38.	Post-Closing Extension Letter

ANNEX A to Closing Agenda

UCC SEARCHES

Entity Name Searched	Jurisdiction Searched
Elite Transportation Logistics, LLC	SOS Arizona
Maricopa County, AZ
SOS California
Alameda County, CA
Los Angeles County, CA
San Diego County, CA
SOS Oregon
Multnomah County, OR
Salt Lake County, UT
SOS Washington
King County, WA
Elite Logistics Worldwide	SOS Arizona
Maricopa County, AZ
SOS California
Alameda County, CA
Los Angeles County, CA
San Diego County, CA
SOS Oregon
Multnomah County, OR
Salt Lake County, UT
SOS Washington
King County, WA

ANNEX B to Closing Agenda

UCC FINANCING STATEMENTS

DEBTOR	JURISDICTION	UCC TYPE	FILING DATE	FILING NUMBER
Elite Transportation Services, LLC	Oregon SOS	Blanket lien	10/7/08	8100888

ANNEX C to Closing Agenda

UCC TERMINATION STATEMENTS

DEBTOR	SECURED PARTY	JURISDICTION	FILING DATE	FILING NUMBER	TERMINATION DATE	TERMINATION FILING NUMBER
Elite Transportation Services, LLC	US Bank National Association	Oregon SOS	9/30/05	7054492	10/7/08	7054492-1
Elite Transportation Services, LLC	Greater Bay Bank	Oregon SOS	11/13/07	7797492	10/9/08	7797462-1

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date:                     , 200

This Compliance Certificate (this “ Certificate” ) is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower” ), pursuant to subsection 4.2(b) of that certain Amended and Restated Credit Agreement dated as of January 11, 2006 among Borrower, Antares Capital Corporation, as agent (“ Agent” ), and the financial institutions party thereto as lenders (collectively, the “ Lenders” ), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “ Credit Agreement” ). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders, on behalf of Borrower, that:

(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) to the best of such officer’s knowledge, each of Holdings, the Borrower and its Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements, and satisfied every condition in, the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c) Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement as of the end of the most recent fiscal quarter;

(d) based on the Leverage Ratio, the Applicable Margin for (i) Base Rate Loans is              and (ii) LIBOR Rate Loans is              [for use with delivery of monthly financial statements with respect to the last month of a fiscal quarter]; and

(e) since the Original Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, none of Holdings, Borrower or any of its Subsidiaries has:

1

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                              ;

(ii) acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                                              ; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                              .

2

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this              day of                      , 200    .

PANTHER II TRANSPORTATION, INC., an
Ohio corporation, as the Borrower

By:
Name:
Title:

3

EXHIBIT A TO EXHLBIT 4.2(b)

COMPLIANCE CERTIFICATE

Covenant 6.1 Capital Expenditure Limit

Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Permitted Capital Expenditures

In Compliance		Yes/No

For purposes of calculating Cash Flow, Capital Expenditures are defined as follows:

The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Less:	Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures [used in calculation of Cash Flow]

Covenant 6.2 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:

	Adjusted Indebtedness (per Exhibit B):	$

Less:	The principal amount of the Subordinated Indebtedness evidenced by the Subordinated Notes

Elite Earn-Out Obligation

Elite Deferred Payment

	Senior Indebtedness:	$

	Adjusted EBITDA (per Exhibit B)	$

Senior Leverage Ratio (Senior Indebtedness (from above) divided by Adjusted EBITDA)

Maximum Senior Leverage Ratio

	In Compliance	Yes/No

Covenant 6.3 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:

Adjusted Cash Flow (per Exhibit B)		$

Fixed Charges:

Net Interest Expense (per Covenant 6.4)		$

Plus:	Scheduled principal payments of Indebtedness during such period[1]

Taxes paid in cash during such period

Restricted Payments paid in cash during such period (excluding (a) dividends from Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower, (b) the Restatement Effective Date Transactions and (c) Restricted Payments made pursuant to and in compliance with Section 5.11(b) of the Credit Agreement)

Management fees and expenses and board of director fees paid in cash during such period

Less:	To the extent included above, any Elite Deferred Payment or Elite Earn-Out Obligation paid in cash during such period

Fixed Charges		$

Fixed Charge Coverage (Adjusted Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage

In Compliance		Yes/No

[1]

For purposes of calculating Fixed Charge Coverage, any prepayment of the Term Loan pursuant to Section 1.8(e) of the Credit Agreement shall be deemed to have been applied pro rata to all remaining scheduled installments thereof, regardless of how such prepayment was actually applied.

Covenant 6.4 Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:

Adjusted EBITDA (per Exhibit B)	$

Net Interest Expense:

Gross interest expense for such period required to be paid in cash (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrower and its Subsidiaries on a consolidated basis	$

Less: Interest income for such period	$

Net Interest Expense [used in calculation of Fixed Charge Coverage and Excess Cash Flow]	$

Interest Coverage Ratio (Adjusted EBITDA divided by Net Interest Expense)

Required Interest Coverage Ratio

In Compliance	Yes/No

Exhibit B

Calculation of EBITDA, Adjusted Cash Flow and Leverage Ratio

EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (d) any other extraordinary or non- recurring gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP	$

Plus, without duplication:

All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period

Interest expense (less interest income) deducted in calculating net income (or loss) for such period

All accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period

All management fees and expenses and board of director fees, in each instance, to the extent deducted in calculating net income (or loss) for such period

Severance payments and non-recurring seller-related expenses, not to exceed $550,000 in the aggregate, incurred in the calendar quarter ended June 30, 2005, in each instance, to the extent deducted in calculating net income (or loss) for such period

All non-cash amounts deducted in the determination of net income (or loss) for such period resulting solely from the application of FAS 141, FAS 142 or FAS 144 in accordance with GAAP

All transaction-related expenses and fees incurred in connection with (a) the transactions consummated on the Original Closing Date pursuant to the Credit Agreement and Related Agreements as in effect on the Original Closing Date, (b) the transactions contemplated by the Credit Agreement and the Related Transactions, not to exceed $12,000,000 in the aggregate, (c) Permitted Acquisitions (other than the Elite Acquisition), not to exceed $500,000 in the aggregate and (d) the Elite Acquisition, not to exceed $850,000 in the aggregate, in each case to the extent not included in any of the other add- backs in computing EBITDA provided herein, and to the extent deducted in calculating net income or loss for such period

$

Amendment and waiver fees paid to Purchasers, Agent and Lenders and annual agent’s fee paid to Agent, in each instance, to the extent deducted in calculating net income (or loss) for such period	$

Other expenses paid at the direction of the Agent in connection with the exercise of its rights under the Loan Documents or to the Purchasers under the Note Purchase Agreement in connection with the exercise of their respective rights, to the extent deducted in calculating net income (or loss) for such period

$

Non-cash compensation expense attributable to employee stock options, to the extent deducted in calculating net income (or loss) for such period	$

Other non-cash expenses (or less non-cash income), to the extent deducted (or, with respect to non-cash income, included) in calculating net income (or loss) for such period and for which no cash outlay (or cash receipt) is foreseeable

$

Performance bonuses paid to officers and employees in accordance with Section 5.7 of the Credit Agreement, not to exceed $3,500,000 in the aggregate, to the extent deducted in	$

calculating net income (or loss) for such period

Costs and expenses, not to exceed $1,852,000 in the aggregate, incurred in the calendar quarters ended September 30, 2006 and December 31, 2006 in connection with the proposed initial public offering of shares of capital stock of Holdings, in each instance, to the extent deducted in calculating net income (or loss) for such period

$

Severance payments and other non-recurring expenses related to the termination of John Sliter, not to exceed $578,000 in the aggregate, incurred in the calendar quarter ending December 31, 2007 to the extent deducted in calculating net income (or loss) for such period

$

EBITDA	$

Calculation of Cash Flow and Adjusted Cash Flow

	EBITDA for the applicable period of measurement	$

Less: Unfinanced Capital Expenditures (per Covenant 6.1)

	Cash Flow [used in calculation of Excess Cash Flow and Fixed Charge Coverage]	$

Plus: Pro Forma Acquisition EBITDA

Adjusted Cash Flow [used in calculation of Fixed Charge Coverage]

**********

Calculation of Leverage Ratio

Leverage Ratio is defined as follows:

	Average of the Revolving Loan balance as of the last day of each of the twelve months ended on date of measurement (or, with respect to any measurement date ending on or prior to September 30, 2009, the average of the Revolving Loan balance as of the last day of each calendar month since the Sixth Amendment Effective Date)	$

Plus:	Letter of Credit Participation Liability as of date of measurement

Outstanding principal balance of the Swing Line Loans as of date of measurement

Outstanding principal balance of the Term Loan as of date of measurement

Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

Principal portion of Subordinated Indebtedness evidenced by the Subordinated Notes as of date of measurement

Without duplication, all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under Rate Contracts to the extent constituting an Obligation but including, without limitation, the Elite Deferred Payment and any Elite Earn-Out Obligation to the extent such Elite Earn- Out Obligation constitutes Indebtedness) as of date of measurement

Indebtedness:		$

Less:	Unrestricted cash and cash equivalents of Borrower and its Subsidiaries in which Agent has a perfected first priority Lien, not to exceed $2,500,000 in the aggregate	$

Adjusted Indebtedness [used in calculation of Senior Leverage Ratio]		$

EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)		$

Plus:	Pro Forma Acquisition EBITDA (as defined below) for each Permitted Acquisition (attach Schedule showing calculation of Pro Forma Acquisition EBITDA for each Permitted Acquisition)	$

Adjusted EBITDA [used in calculation of Senior Leverage Ratio and Interest Coverage Ratio]		$

Leverage Ratio (Adjusted Indebtedness (from above) divided by Adjusted EBITDA) [used in determination of Applicable Margin]

“Pro Forma Acquisition EBITDA” means, with respect to any Acquired Entity, the Acquired Entity’s earnings before interest, taxes, depreciation and amortization for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the Permitted Acquisition for which financial statements have been delivered to Agent, subject to (a) such proforma add-backs of the type specified on Exhibit B that have been deducted in calculating net income (or loss) for such period and (b) such other proforma adjustments, in each case as are acceptable to the Agent. Pro Forma Acquisition EBITDA for any Acquired Entity shall be calculated on a month by month basis such that a separate amount shall be allocated to each month included in the applicable trailing twelve (12) month period. After the consummation of any Permitted Acquisition, Pro Forma Acquisition EBITDA with respect to any Acquired Entity acquired as a result thereof shall equal Pro Forma Acquisition EBITDA (a) for and allocated to the calendar month preceding the calendar month in which the closing of such Permitted Acquisition occurs and (b) included within the twelve (12) month period ending the applicable date of determination. The foregoing notwithstanding, “ Pro Forma Acquisition EBITDA” attributable to (i) Con-way shall be deemed to be $285,000 for each fiscal month commencing with the fiscal month of August 2005 through and including the fiscal month of July 2006, (ii) Integres shall be deemed to be $42,866.50 for each fiscal month commencing with the fiscal month of April 2006 through and including the fiscal month of February 2007 and (iii) Elite shall be deemed to be $108,333 for each fiscal month commencing with the fiscal month of

October, 2007 through and including the fiscal month of August, 2008.

Schedule 1.1(a)

Term Loan Commitments

Term Loan Commitment

Antares Capital Corporation	$20,303,545.60

ANTARES FUNDING L.P	$3,266,078.25

BABSON CLO LTD 2005-I	$2,337,346.93

BABSON CLO LTD. 2005-II	$990,029.98

BABSON CLO LTD. 2005-III	$1,002,820.39

BABSON CLO LTD. 2006-I	$1,485,044.95

BABSON MID-MARKET CLO LTD. 2007-II	$697,373.16

DE MEER MIDDLE MARKET CLO 2006-1 ,LTD.	$9,636,088.98

LASALLE BANK NATIONAL ASSOCIATION	$511,917.24

M&I MARSHALL & ILSLEY BANK	$12,118,419.46

MASSACHUSETTS MUTUAL LIFE INSURANCE	$170,430.25

NAVIGATOR CDO 2003, LTD	$1,839,750.10

NAVIGATOR CDO 2005, LTD	$1,672,500.07

NAVIGATOR CDO 2006, LTD	$799,325.55

OFS FUNDING, LLC	$2,877,443.42

OFSl FUND III, LTD.	$7,076,972.76

ORlX FINANCE CORP	$4,175,687.97

PANGAEA CLO 2007-1 LTD	$1,574,383.90

WB LOAN FUNDING 3, LLC	$1,712,952.27

Total	$74,248,111.23

Consent and Sixth Amendment to Credit Agreement

Schedule 3(a) to Consent and Sixth Amendment

to Amended and Restated Credit Agreement

Lender	Sixth Amendment Incremental Term Loan
Antares Capital Corporation	$5,000,000

Consent and Sixth Amendment to Credit Agreement

Schedule 3.2

Capitalization

Panther Expedited Services, Inc. (f/k/a PTHR Holdings, Inc.)

	Common Stock	Preferred Stock
Fenway Panther Holdings, LLC	2,355,000	16,335.84
Daniel K. Sokolowski Revocable Trust U/A/D 2/16/98	291,300	2100.77
Richard J. Buffington	11,550	80.12
Andy Clarke	22,196.20	—
Fast Cat Enterprises	11,550	—
Michael F. Stopka	7,800	182
Stephen D. Wharton	7,800	182
Antares Capital Corporation	15,000	104.05
York Street Mezzanine Partners L.P.	186,166.23	1,279.45
York Street Mezzanine Partners II, L.P.	46,541.56	3 19.86
CUNA Mutual Insurance Society	27,924.94	—
CUMIS Insurance Society Inc.	13,962.47	639.73
Members Life Insurance Company	9,308.31	—
CUNA Mutual Life Insurance Company	41,887.40	—
Total	3,047,987.11	21,223.82

Authorized Shares

Panther Expedited Services, Inc. (f/k/a PTHR Holdings, Inc.)	4,000,000 shares Common Stock 100,000 shares Preferred Stock
Panther II Transportation, Inc.	1,010 shares Class A Common Stock 9,090 shares Class B Common Stock
Panther II, Inc.	500 shares Common Stock

Outstanding Options

Holder	Share Class	Number of Shares	Exercise Price
Richard J. Buffington	Common	23,823.53	$10.00

Richard J. Buffington	Common	2,000	$30.41
Andrew C. Clarke	Common	60,000	$30.41
Ed Wadel	Common	24,780.52	$23.02
Ed Wadel	Common	2,000	$30.41
Roy Showman	Common	24,780.52	$23.02
Roy Showman	Common	2,500	$30.41
Steven D. Wharton	Common	15,882.35	$10.00
Christopher D. Koehring	Common	3,970.59	$10.00
Christopher D. Koehring	Common	4,956.10	$23.02
Phil Ratcliff	Common	3,970.59	$10.00
Phil Ratcliff	Common	4,916.68	$23.02
Jeffrey M. Sokolowski	Common	3,970.59	$10.00
Jeffrey M. Sokolowski	Common	4,956.10	$23.02
Michael F. Stopka	Common	15,882.35	$10.00
Jeffrey S. St. Pierre	Common	15,882.35	$10.00
Daniel Sokolowski	Common	95,294.12	$10.00
Jon P. Garity	Common	7,941.18	$10.00
Jim Adams	Common	18,650	$30.41
Michael St. Julian	Common	7,000	$30.41
Mike Clark	Common	14,000	$30.41
Panther Treasury Shares	Common	4,863.97	$10.00
Panther Treasury Shares	Common	1,636.80	$23.02
Management (new unallocated)	Common	21,625	$30.41
Management (old unallocated)	Common	22,930.15	$10.00
Management (old unallocated)	Common	20,187.17	$23.02
Management (old unallocated)	Common	10,097.71	$30.41
Timothy Mayhew	Common	33,757.82	$10.00
Timothy Mayhew	Common	27,000	$23.02
John Anderson	Common	29,989.40	$23.02
Ray Greer	Common	2,775	$30.41
Mike Haley	Common	2,775	$30.41
Ed Straw	Common	2,775	$30.41

•	PTHR Holdings, Inc. Stock Subscription Agreement by and among PTHR Holdings, Inc., Fenway Panther Holdings, LLC, and Antares Capital Corporation dated as June 10, 2005.

•	Amended and Restated Stockholders Agreement among PTHR Holdings, Inc. and the Stockholders named therein dated as of the date hereof.

•	PTHR Holdings, Inc. 2005 Stock Option Plan.

Schedule 3.5

Litigation

•

Scanware, Inc. v. Panther II Transportation, Inc.: Scanware, Inc. claims damages in the amount of approximately $30,000 against Panther II Transportation, Inc. for its sale of software products to Panther II Transportation, Inc. Panther II Transportation, Inc. has estimated that Scanware’s case has a settlement value of approximately $7,500.00- $15,000.00.

•

With regard to the outstanding claims arising out of automobile liability, Panther II Transportation, Inc. has the following limited loss reserve estimates: (1) $1,858,000 as of September 30, 2004, (2) $855,000 as of September 30, 2005, (3) $1,058,000 as of September 30, 2006, (4) $1,900,000 as of September 30, 2007 (5) $1,603,000 as of June 30, 2008. See attached Table 3.5 for a complete listing of outstanding automobile liability claims.

Policy Year Coverage	Claim Number	Date of Loss Claimant Name	Paid Total	Reserves Total	Net Incurred Total
2003 AUTOMOBILE	4700084054	20040815 Sexton, Robert K	82,966	215	83,180
2004 AUTOMOBILE	4660130681	20050623 Mohamed, Amal	—	5,000	5,000
2004 AUTOMOBILE	4660130681	20050623 Anaquah, Cynthia	2,333	—	2,333
2005 AUTOMOBILE	4210038153	20060519 Stemple, James A	35,584	23,653	59,237
2005 AUTOMOBILE	4660124550	20060510 Moses, Joyce T	45,419	41,001	86,420
2005 AUTOMOBILE	4660124550	20060510 Pai, Sanjay K	18,479	—	18,597
2005 AUTOMOBILE	4660124550	20060510 Turner Electric Services	9,935	—	9,935
2005 AUTOMOBILE	4660124550	20060510 Boisselle, William L	7,994	—	7,994
2005 AUTOMOBILE	4660124550	20060510 Bronikowski, Tiffany I	6,360	—	6,090
2005 AUTOMOBILE	4660124550	20060510 Durfey, Patrick J	4,500	—	4,500
2005 AUTOMOBILE	4660125637	20060715 Cooly, Tamara	4,076	5,050	9,126
2005 AUTOMOBILE	4660129229	20060630 Verizon,	4,576	44	4,620
2005 AUTOMOBILE	4700095412	20060318 Way, Monica	2,737	18,471	21,208
2005 AUTOMOBILE	4700095412	20060318 Mansilla, Thelma	2,500	—	2,500
2005 AUTOMOBILE	4700095412	20060318 Pozuelos, Claudia	2,000	—	2,000
2005 AUTOMOBILE	4700097334	20060707 Love, James	2,187	40,251	42,438
2005 AUTOMOBILE	4700097334	20060707 Pro Co Sound,	660	—	660
2006 AUTOMOBILE	4240032137	20070828 Alcegaire, Frantz	70	5,030	5,100
2006 AUTOMOBILE	4240032137	20070828 Woodgrain Distributors	4,468	—	4,468
2006 AUTOMOBILE	4240032137	20070828 City of Elizabethtown, KY	1,345	—	1,345
2006 AUTOMOBILE	4240032137	20070828 Coldsnow, Linda	—	2	2
2006 AUTOMOBILE	4240032137	20070828 Coldsnow, Robert	—	—	—
2006 AUTOMOBILE	4640128286	20070430 Montgomery, Bernard	7,965	4,970	12,935
2006 AUTOMOBILE	4660127772	20061127 Melendaz, Wilson	10,564	12,489	23,053
2006 AUTOMOBILE	4660129396	20070316 Kritsak Trucking,	20,230	—	20,230
2006 AUTOMOBILE	4660129396	20070316 Dytyatkin, Oleksandr	15,135	2,576	17,711
2006 AUTOMOBILE	4660130950	20070514 Grosek, Helen	57,185	692,815	1,105,309
2006 AUTOMOBILE	4660130950	20070514 Hayduk, Rita	—	—	24,925
2006 AUTOMOBILE	4660130950	20070514 Grosek, Anthony	—	—	12,700
2006 AUTOMOBILE	4700100833	20061128 Swanson, Veronica	—	3,000	3,000
2006 AUTOMOBILE	4700100833	20061128 Indiana Toll Road,	1,630	—	1,630
2006 AUTOMOBILE	4700102606	20070519 Kinzeler, Kathryn	17,068	101,201	118,800
2006 AUTOMOBILE	4700102606	20070519 Kinzeler, Charles R	—	18,276	18,276
2006 AUTOMOBILE	4700102606	20070519 Elizabethtown Fire Department	1,028	—	1,028
2006 AUTOMOBILE	4700102606	20070519 Freeland, Steven	—	2	2
2006 AUTOMOBILE	4710108176	20060910 Dixon, Seth	9,556	39,869	49,425
2006 AUTOMOBILE	4710108176	20060910 Dixon, Kimberly	508	48,001	48,509
2006 AUTOMOBILE	4710108176	20060910 AUSTIN, DONALD	—	—	—
2006 AUTOMOBILE	4710112661	20070608 Liu, Ren Guan R	4,180	15,076	19,256
2006 AUTOMOBILE	4710112661	20070608 Hou, Fon R	678	9,876	10,554

2006 AUTOMOBILE	4710112661	20070608 James, Deprey	4,107	—	4,107
2006 AUTOMOBILE	4710112661	20070608 Kilgore, Michelle	1,768	—	1,768
2006 AUTOMOBILE	4720041557	20070612 Harris, Michelle	26,966	2	26,968
2006 AUTOMOBILE	4720041557	20070612 Moberly, Susan	25,000	4	25,004
2006 AUTOMOBILE	4720041557	20070612 Molbery, Ian	5,100	—	5,100
2006 AUTOMOBILE	4720041557	20070612 Keirstein, Kenny	2,040	—	2,040
2006 AUTOMOBILE	4720041557	20070612 Molbery, Jack	1,590	—	1,590
2006 AUTOMOBILE	4720041557	20070612 Harris, Julia	—	2	2
2006 AUTOMOBILE	4720045395	20070814 Sawyer, Kenneth	—	2	2
2006 AUTOMOBILE	4800019531	20070324 Byrd, Lucy M	10,038	9,814	19,892
2006 AUTOMOBILE	4800019531	20070324 Alvarado Aguilar, Refugio	1,653	—	1,653
2006 AUTOMOBILE	4840014963	20070313 Mazzaro, Giannino	—	2,501	2,501
2006 AUTOMOBILE	4840014963	20070313 Govers, Stefan	—	1	1
2006 AUTOMOBILE	4840014963	20070313 Vandervorst, Annie	—	1	1
2006 AUTOMOBILE	4840014963	20070313 Vanhooydonck, Rozette	—	1	1
2006 AUTOMOBILE	4840014963	20070313 Zoet, Anita	—	1	1
2007 AUTOMOBILE	4530068603	20071202 Runtas, Ronald	—	2	2
2007 AUTOMOBILE	4720044083	20071023 Lowdermilk, Brian	17,897	1,001	13,928
2007 AUTOMOBILE	4720044120	20071026 Hartley, Oliver W	4,008	5,001	9,064
2007 AUTOMOBILE	4720044120	20071026 Pickney, James	460	—	460
2007 AUTOMOBILE	4720044120	20071026 Unknown,	—	—	—
2007 AUTOMOBILE	4720044485	20071112 Shemak, Katherine A	542	1,501	2,043
2007 AUTOMOBILE	4720044598	20071119 Yerdon, Elaine J	12,964	8,500	21,464
2007 AUTOMOBILE	4720044598	20071119 NC Dept. of Transpor,tation	2,530	—	2,530
2007 AUTOMOBILE	4720044886	20071205 Cress, Kimsey	17,458	—	17,458
2007 AUTOMOBILE	4720044886	20071205 Gates, Ruby L	6,322	9,501	15,823
2007 AUTOMOBILE	4720044886	20071205 City of Ft. Wayne,	—	—	—
2007 AUTOMOBILE	4720044925	20071101 Strong, Paul A	5,527	4,064	9,591
2007 AUTOMOBILE	4720045665	20080122 Burfield, Lance	3,207	501	3,911
2007 AUTOMOBILE	4720045846	20080129 Ultra Seal,	—	1,100	1,100
2007 AUTOMOBILE	4720046017	20080206 Bold Corporation,	—	600	600
2007 AUTOMOBILE	4720046215	20080201 Woods, James	91	2,501	2,592
2007 AUTOMOBILE	4720046215	20080201 Woods, Martha	803	—	803
2007 AUTOMOBILE	4720046291	20080222 MODOT,	7	2,001	2,008
2007 AUTOMOBILE	4720046361	20080227 Clark, Kaitlyn	17	101	118
2007 AUTOMOBILE	4720046396	20080204 Alexander, Douglas	3,203	6,802	10,005
2007 AUTOMOBILE	4720046410	20080228 Baez, Yesenia	184	4,906	5,090
2007 AUTOMOBILE	4720046410	20080228 Inahuazo-Castillo, Dolores E	—	850	850
2007 AUTOMOBILE	4720046469	20080301 City of Tilbury,	52	3,001	3,053
2007 AUTOMOBILE	4720046619	20071116 Kim, Young B	33	1,467	1,500
2007 AUTOMOBILE	4720046855	20080324 Hammerlane Transport,	7,100	1,300	8,400

2007 AUTOMOBILE	4720046857	20080324 Eliason, Robert	—	850	850
2007 AUTOMOBILE	4720046876	20080325 USF Holland,	60	2,250	2,310
2007 AUTOMOBILE	4720046926	20080327 Satterfield, Hakim	—	850	850
2007 AUTOMOBILE	4720047073	20080403 Bray, Scott	3	3,001	3,004
2007 AUTOMOBILE	4720047160	20080408 Unknown,	—	2	2
2007 AUTOMOBILE	4720047165	20080409 Salinas, Lorena	4,594	1,501	6,095
2007 AUTOMOBILE	4720047207	20080410 Hardin, Costella	5,426	1,001	6,093
2007 AUTOMOBILE	4720047207	20080410 Stingly, Conseula J	—	1,001	1,001
2007 AUTOMOBILE	4720047320	20080417 Spears, David L	3,934	1,480	5,414
2007 AUTOMOBILE	4720047389	20080418 Hagen, James	415	1,085	1,500
2007 AUTOMOBILE	4720047518	20080428 Jordan, Brandon	2,326	1,001	3,327
2007 AUTOMOBILE	4720047661	20080507 Blue Grass Army Depo,t	—	600	600
2007 AUTOMOBILE	4720047774	20080502 MINN Dept. of Transportation	1,812	4	1,816
2007 AUTOMOBILE	4720047774	20080502 Bryan, Kerry	99	601	700
2007 AUTOMOBILE	4720047889	20080519 Total Transportation,	—	600	600
2007 AUTOMOBILE	4720047993	20080523 Unknown,	—	550	550
2007 AUTOMOBILE	4720048041	20080528 Unknown,	—	101	101
2007 AUTOMOBILE	4720048103	20080530 Folk, Janet	—	852	852
2007 AUTOMOBILE	4720048134	20080602 Unknown,	—	2	2
2007 AUTOMOBILE	4720048137	20080602 Stevens Transport,	—	600	600
2007 AUTOMOBILE	4720048230	20080606 Reeder, Sharon	30	820	850
2007 AUTOMOBILE	4720048231	20080606 J.B. Hunt,	—	101	101
2007 AUTOMOBILE	4720048281	20080609 Wesner, Timothy	1,232	73	1,305
2007 AUTOMOBILE	4720048334	20080612 Whitfield, Jerry W	—	9,182	9,182
2007 AUTOMOBILE	4720048334	20080612 Whitfield, Victoria L	22	4,079	4,101
2007 AUTOMOBILE	4720048334	20080612 Whitfiled, Laura	—	1,501	1,501
2007 AUTOMOBILE	4720048334	20080612 Whitfiled, Tara E	—	501	501
2007 AUTOMOBILE	4720048348	20080612 Unknown,	—	1,600	1,600
2007 AUTOMOBILE	4720048368	20080616 Unknown,	—	200	200
2007 AUTOMOBILE	4720048396	20080616 Groves, Tim	—	600	600
2007 AUTOMOBILE	4720048437	20080617 Banks, David	—	600	600
2007 AUTOMOBILE	4720048446	20080618 Lent, Eric B	—	850	850
2007 AUTOMOBILE	4720048485	20080619 Booker, Jason	—	600	600
2007 AUTOMOBILE	4720048511	20080622 Chomp, Thomas	—	850	850
2007 AUTOMOBILE	4720048553	20080624 CEVA,	—	850	850
2007 AUTOMOBILE	4720048558	20080624 Dunn, Roger	—	1,600	1,600
2007 AUTOMOBILE	4720048644	20080628 Pilot Travel Centers,, LLC	—	600	600
2007 AUTOMOBILE	4720048646	20080629 McDaniel, Joel	—	2,600	2,600
2007 AUTOMOBILE	4720048692	20080701 Steffen, Irene	—	850	850
2007 AUTOMOBILE	4720048719	20080626 Crudele, Michael	—	2,200	2,200
2007 AUTOMOBILE	4720048741	20080703 Agular, Juan	—	2	2

2007 AUTOMOBILE	4720048741	20080703 Calhoon, Sharon	—	2	2
2007 AUTOMOBILE	4720048742	20080703 Unknown,	—	—	—

Schedule 3.7

ERISA

Retirement Plans

Panther II Transportation, Inc. 401(k) Profit Sharing Plan (January 1, 2004 Restatement).

Medical Savings Plans

Elite Transportation Services, LLC Medical Savings Plan.

Schedule 3.17

Intellectual Property

•	Service Marks

Mark	Registration No./Issue Date	Goods/Services/Class
Panther II Transportation	2,338,784 4/4/2000	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

Panther II Transportation Inc. (Words and Design)	2,415,329 12/26/2000	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

Elite Services	Pending; Application No. 78762130	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

•	Domain names: http://www.pantherii.com; and http://www.sendelite.com.

•

Rights, title and interest in a software package known as “ Intrans” including the source code, object code and all copyrights associated therewith, assigned from Integrity Software Solutions, Inc. on July 15, 1998 (the “Intrans Agreement” ).

•

Information Management Proposal, dated July 21, 2000, prepared for Panther II Transportation, Inc. by Hudson James Incorporated, regarding OnBase Document Management System, developed by Hyland Software, Inc. OnBase Document Management System allows for the automation of document processing and retrieval based on custom document types and workflows that can be customized within the software. Panther II Transportation, Inc. is currently running the latest version of OnBase with no modifications to the original source code provided by Hyland Software Inc.

•	QUALCOMM, Inc. licensed OmniTRACS Software to Panther II Transportation, Inc. pursuant to OmniTracs Contract between Panther II Transportation, Inc. and QUALCOMM, Inc., effective September 28, 2002.

Schedule 3.24

Material Contracts

•	Assignment by and between Fusion Software, Inc. and Panther II Transportation, Inc. dated as of June 10, 2005.

•	QUALCOMM, Inc. licensed OmniTRACS Software to Panther II Transportation, Inc. pursuant to OmniTracs Contract between Panther II Transportation, Inc. and QUALCOMM, Inc., effective September 28, 2002.

•	Agreement between MCI and Panther II Transportation, Inc. dated February 23, 2004.

•	Management Advisory Agreement by and among Panther II Transportation, Inc., PTHR Holdings, Inc. and Fenway Partners, Inc. dated June 10, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Richard J. Buffington dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Steven D. Wharton dated July 27, 2008.

•	Employment Agreement between Panther I1 Transportation, Inc. and Jon P. Garity dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Christopher D. Koehring dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Paul D. Ratcliff dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Jeffrey M. Sokolowski dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Michael F. Stopka dated July 27, 2008.

•	Employment Agreement between Panther II Transportation, Inc. and Jeffrey S. St. Pierre dated November 1, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Roy Showman dated March 6, 2006.

•	Employment Agreement between Panther II Transportation, Inc. and Ed Wadel dated January 27, 2006.

•	Employment Agreement between Panther II Transportation, Inc. and Mike Clark dated July 14, 2008.

Schedule 5.1

Liens

None.

Schedule 5.5

Indebtedness

•	Letter of credit between Panther II Transportation, Inc. and LaSalle Bank in the face amount of $1,900,000.00.

Schedule 5.6

Affiliate Transactions

None.

Schedule 5.7

EBITDA Targets

2008 EBITA Bonus Target

FROM	TO	Bonus Pool
$25,200	$25,500	$41,725
$25,500	$26,000	$125,175
$26,000	$26,500	$250,350
$26,500	$27,000	$375,525
$27,000	$27,500	$500,700
$27,500	$28,000	$667,600
$28,000	$28,500	$834,500
$28,500	$29,000	$1,001,400
$29,000	$29,500	$1,168,300
$29,500	$30,000	$1,335,200
$30,000	$30,500	$1,502,100
$30,500	$31,000	$1,710,725
$31,000	$31,500	$1,919,350
$31,500	$32,000	$2,127,975
$32,000	$32,500	$2,336,600
$32,500	$33,000	$2,545,225
$33,000	$33,500	$2,753,850
$33,500	$34,000	$2,962,475
$34,000	$34,500	$3,171,100
$34,500	$35,000	$3,379,725

Schedule 5.9

Contingent Obligations

Letter of credit between Panther II Transportation, Inc. and LaSalle Bank in the face amount of $1,900,000.00.